Exhibit 99.2 4Q 2019 Strategic & Financial Highlights Charles E. Jones, President and CEO Steven E. Strah, SVP and CFO February 7, 2020

Non-GAAP Financial Matters This presentation contains references to non-GAAP financial measures including, among others, Operating earnings (loss), Operating earnings (loss) per share and Operating earnings (loss) per share by segment. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (GAAP). Operating earnings (loss), Operating earnings (loss) per share and Operating earnings (loss) per share by segment are not calculated in accordance with GAAP to the extent they exclude the impact of “special items.” Special items represent charges incurred or benefits realized that management believes are not indicative of, or may obscure trends useful in evaluating the company’s ongoing core activities and results of operations or otherwise warrant separate classification. Special items also reflect the adjustment to include the full impact of share dilution from the $2.5 billion equity issuance in January 2018. Special items are not necessarily non-recurring. FirstEnergy Corp. (FE or the Company) management cannot estimate on a forward-looking basis the impact of these items in the context of Operating earnings (loss) per share growth projections because these items, which could be significant, are difficult to predict and may be highly variable. Consequently, the Company is unable to reconcile Operating earnings (loss) per share growth projections (i.e. CAGR) to a GAAP measure without unreasonable effort. Operating earnings (loss) per share and Operating earnings (loss) per share for each segment is calculated by dividing Operating earnings (loss), which excludes special items as discussed above, for the periods presented in 2018 by 538 million shares, 539 million shares in 2019, 540 million shares in the fourth quarter 2019, and 542 million shares in 2020, which reflects the full impact of share dilution from the equity issuance in January 2018. Management uses non-GAAP financial measures such as Operating earnings (loss) and Operating earnings (loss) per share to evaluate the company’s performance and manage its operations and frequently references these non-GAAP financial measures in its decision-making, using them to facilitate historical and ongoing performance comparisons. Additionally, management uses Operating earnings (loss) per share by segment to further evaluate the company’s performance by segment and references this non-GAAP financial measure in its decision-making. Management believes that the non-GAAP financial measures of Operating earnings (loss), Operating earnings (loss) per share and Operating earnings (loss) per share by segment provide consistent and comparable measures of performance of its businesses on an ongoing basis. Management also believes that such measures are useful to shareholders and other interested parties to understand performance trends and evaluate the company against its peer group by presenting period-over-period operating results without the effect of certain charges or benefits that may not be consistent or comparable across periods or across the Company’s peer group. All of these non-GAAP financial measures are intended to complement, and are not considered as alternatives to, the most directly comparable GAAP financial measures. Also, the non-GAAP financial measures may not be comparable to similarly titled measures used by other entities. Pursuant to the requirements of Regulation G, FirstEnergy has provided, where possible without unreasonable effort, quantitative reconciliations within this presentation of the non-GAAP financial measures to the most directly comparable GAAP financial measures. 2 February 7, 2020

Financial Overview 2019 Results ■ Reported GAAP earnings of $1.70 per basic share ($1.68 diluted) Five years ■ Reported Operating (non-GAAP) earnings of $2.58 per share(1) of consistently meeting or exceeding the midpoint – At the top end of revised 2019 earnings guidance range of $2.50 - $2.60 of the quarterly guidance – With continued execution and favorable 3Q weather, we successfully we’ve provided mitigated the absence of the Ohio DMR in the second half of the year ■ Achieved 12% Operating (non-GAAP) EPS growth vs. original 2018 (non-GAAP) EPS guidance ($2.15), excluding Ohio DMR ($0.13) and favorable weather ($0.04) Guidance Updates ■ Updating 2020 GAAP earnings forecast to $900M - $1,410M, or $1.66 - $2.60 per share – Includes the potential impact of a mark-to-market adjustment on Pension/OPEB plans expected in 1Q 2020, as discussed on slide 9 ■ Affirming 2020 Operating (non-GAAP) earnings guidance of $2.40 - $2.60 per share(1) ■ Affirming Operating (non-GAAP) EPS CAGR(2) projection of 6% - 8% from 2018 through 2021, and 5% - 7% extending through 2023 – Includes up to $600M of equity annually in 2022 and 2023, to fund growth initiatives (1) Refer to the Earnings Supplement to the Financial Community section for reconciliations between GAAP and Operating (non-GAAP) earnings (2) Refer to slide 2 for information on Non-GAAP Financial Matters 3 February 7, 2020

# Business Updates

## TSR Performance

- 2019 Total Shareholder Return (TSR) of ~34%; top quartile of EEI Index
- 2018-2019 TSR of ~71%; #1 in EEI Index



FE
EEI Index
60%
40%
20%
0%
34%
26%
71%
30%
2019
2018-2019

## Rating Agency Update

- Ratings agencies have acknowledged our transition to a fully regulated company with primarily T&D operations, resulting in a lower business risk profile
- In 2019, received numerous ratings upgrades across the FE family and at the parent level

| Fitch Upgrades | | Moody's Upgrades | |
|---|---|---|---|
| FE Corp | MP | ATSI | OE |
| ATSI | OE | CEI | TE |
| AGC | PE | JCP&L | PP |
| CEI | PN | MAIT | |
| FET | PP | | |
| JCP&L | TE | | |
| ME | TrAILCo | | |
| MAIT | WPP | | |

- Lowered FE Corp. CFO pre-WC/Debt threshold to 11%

## Transmission Updates

- Energizing the Future: Completed 6th year with more than $6.8B in investments during that period
  - ATSI customers are seeing measurable reliability improvements as a result of our work to modernize the grid and expect our eastern footprint customers to experience similar benefits
- In December, FERC accepted application to move JCP&L's transmission assets onto forward-looking formula rates, effective January 1, 2020, subject to refund
  - Supports plan for ~$175M in customer-focused capital spending on the JCP&L's transmission system in 2020
- With the final order, nearly 90% of our transmission business will be on forward-looking formula rates

4 February 7, 2020 FIRSTENERGY

Business Updates (continued) Ohio Updates ■ In January, received PUCO approval to implement decoupling for our residential and commercial customers – Provides transparency and stability for these Ohio customers, while providing revenue certainty to our Ohio companies – Distribution rates for 2019 and each year thereafter will be reconciled to 2018 baseline revenues and adjusted through the Conservation Support Rider – No impact on 2019 earnings; that adjustment will be recognized in 1Q 2020 – Going forward, the rider will be reflected in current-period results ■ PUCO removed the requirement that our Ohio companies file a distribution rate case by 2024 ■ Continued execution of 3-year, $516M Grid Modernization program – The plan includes modernization projects designed to help reduce the number and duration of power outages and allow our customers to make more informed decisions about their energy usage – Expect to complete ~$170M in 2020 Investments in 2020 ■ Deploying 250,000 Smart Meters ■ Implementing time-varying rates ■ Installing more than 600 reclosers and capacitors 5 February 7, 2020

Business Updates (continued) PA LTIIPs ■ Completed initial phase of our original $350M, Long-Term Infrastructure Improvement Plan (LTIIP) in 2019 ■ In January, PA PUC approved our 5-year, $572M LTIIP II for 2020-2024 – Investments include replacing older poles, lines and fuses; installing new substation equipment, network vaults and manhole covers; and reconfiguring circuits – Costs are expected to be recovered through the Distribution System Improvement Charge (DSIC) rider MD & NJ Program Updates ■ Earlier in 2019, received approval for our Maryland rate case, an Electric Distribution Investment Surcharge, and a five-year electric vehicle pilot program, as well as our JCP&L Reliability Plus initiative JCP&L Distribution Rate Case ■ Later this month, plan to file a distribution base rate case seeking to recover increasing costs associated with providing safe and reliable electric service for our customers, along withJCP&L recovery Rate Case of storm costs incurred over the last few years 6 February 7, 2020

Business Updates (continued) New Disclosures ■ Last November, published Corporate Responsibility Report and Strategic Plan to our website – These reports are an important element of our commitment to provide transparency and enhanced engagement with our stakeholders – Plan to refresh our Corporate Responsibility Report when we publish our annual report next month – Plan to update our Strategic Plan later this year to maintain a 5-year outlook 2020 Bloomberg Gender-Equality Index designation; second consecutive year Highlights to our commitment Forbes’ Best Employers for Diversity 2020 to Corporate Responsibility 1 of 4 utilities to achieve ISS Governance Quality Score of 1 (best possible score) Earnings Guidance ■ Updating 2020 GAAP earnings forecast to $900M - $1,410M, or $1.66 - $2.60 per share ■ Affirming 2020 Operating (non-GAAP) earnings guidance of $2.40 - $2.60 per share(1) ■ Affirming Operating (non-GAAP) EPS CAGR(2) projection of 6% - 8% from 2018 through 2021, and 5% - 7% extending through 2023 ■ Introducing 1Q 2020 earnings guidance(1): – GAAP: ($0.14) - $0.70 per share; inclusive of an expected Pension/OPEB mark-to-market adj. – Operating (non-GAAP): $0.60 - $0.70 per share (1) Refer to the Earnings Supplement to the Financial Community section for reconciliations between GAAP and Operating (non-GAAP) earnings (2) Refer to slide 2 for information on Non-GAAP Financial Matters 7 February 7, 2020

# 4Q 2019 Earnings Results

## Quarter-over-Quarter: Basic EPS / Operating EPS[1]

| 4Q19 vs. 4Q18 EPS Variance | (GAAP) Basic EPS | (Non-GAAP) Operating EPS[1] |
|---|---|---|
| Regulated Distribution | ($0.02) | --- |
| Regulated Transmission | $0.02 | $0.03 |
| Corporate / Other | ($0.45) | $0.02 |
| **FE Consolidated** | **($0.45)** | **$0.05** |

- As always, reconciliations and additional information is available on our website
  - Strategic and Financial Highlights
  - Investor FactBook, which now includes additional supporting materials for 2022 and 2023
- Reported 4Q 2019 GAAP loss of ($0.20) per basic share
  - Driven by annual non-cash mark-to-market adjustments on Pension/OPEB actuarial assumptions
- Reported 4Q 2019 Operating (non-GAAP) earnings[1] of $0.55 per share
- Regulated Distribution ($0.02) / $0.00
  - Results primarily due to lower O&M expenses and incremental rider revenues, which were offset by the absence of the Ohio DMR and mild weather revenues
  - Heating degree days: -2% vs. normal and -7% vs. 4Q18
  - Sales comparisons:

| | 4Q19 vs. 4Q18 | | 2019 vs. 2018 |
|---|---|---|---|
| | Actual | Weather-Adj | Weather-Adj |
| Residential | (3.1%) | +0.1% | +0.3% |
| Commercial | (4.3%) | (3.5%) | (2.0%) |
| Industrial | (2.4%) | (2.4%) | (1.7%) |

  - Special items – include MTM adjustments on Pension/OPEB actuarial assumptions, the exit of competitive generation, regulatory charges and the impact of full dilution
- Regulated Transmission: +$0.02 / +$0.03
  - Favorable results primarily due to higher rate base at MAIT and ATSI as well as lower O&M at our stated rate companies
  - Special items – include the impact of full dilution
- Corporate / Other: ($0.45) / +$0.02
  - Favorable Operating (non-GAAP) results due to lower O&M expenses
  - Special items – include MTM adjustments on Pension/OPEB actuarial assumptions, the exit of competitive generation, and the impact of full dilution

Per share amounts for the special items and earnings drivers above and throughout this report are based on the after-tax effect of each item divided by the number of shares outstanding for the period assuming full impact of dilution from the $2.5 billion equity issuance in January 2018. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount if deductible/taxable. The income tax rates range from 21% to 29% in the fourth quarter of 2019 and 2018

(1) Refer to the Earnings Supplement to the Financial Community section for reconciliations between GAAP and Operating (non-GAAP) earnings

8 February 7, 2020 FIRSTENERGY

Financial Updates Pension Update ■ 2019 Pension return on assets of 20.3%, coupled with a discount rate of 3.34%, produced two outcomes: – 2019 after-tax, non-cash Pension/OPEB mark-to-market adjustment of ($478M) – At the lower end of the ($400M) – ($1,000M) range we provided in October – Pension funding requirements for 2022 and 2023 have decreased significantly from YE 2018 – 2022 funding requirement has decreased to $159M from $382M – 2023 funding requirement has decreased to $375M from $455M ■ Our funded status has improved to 79%, compared to 77% at YE 2018 ■ Required to mark-to-market the pension again when FES emerges from bankruptcy – Assuming FES emerges in 1Q 2020, anticipate after-tax, non-cash loss of up to ~$400M, based on the discount rate of 3.10% to 3.35% and pension plan performance Liquidity Update ■ Liquidity continues to be strong with $3.5B undrawn credit facilities and ~$465M in cash – This cash position, plus a portion of revolver borrowings, will fund the final settlement payment of $853M to FES upon their emergence – 2020 will be a transitional year from a rating agency perspective; when excluding the FES payment, credit metrics will be compliant with the thresholds established by each of the three ratings agencies ■ No incremental equity needs through 2021; up to $600M of equity annually in 2022 and 2023 Proud of our 2019 results and look forward to continuing our strong progress in 2020 9 February 7, 2020

Earnings Supplement to the Financial Community TABLE OF CONTENTS (Slide) 11. 4Q Earnings Summary and Reconciliation 12. YTD Earnings Summary and Reconciliation 13. 4Q Earnings Drivers by Segment 14. Special Items Descriptions 15. 4Q 2019 Earnings Results 16. 4Q 2018 Earnings Results 17. Quarter-over-Quarter Earnings Comparison 18. YTD 2019 Earnings Results 19. YTD 2018 Earnings Results 20. Year-over-Year Earnings Comparison 21. 2020F GAAP to Operating (Non-GAAP) Earnings Reconciliation 22. Forward-Looking Statements Irene M. Prezelj, Vice President Gina E. Caskey, Senior Advisor Jake M. Mackin, Consultant prezelji@firstenergycorp.com caskeyg@firstenergycorp.com mackinj@firstenergycorp.com 330.384.3859 330.761.4185 330.384.4829 10 February 7, 2020

## Quarterly Summary

| | 4Q 2019 | 4Q 2018 | Change |
|---|---|---|---|
| **GAAP Earnings (Loss) Per Basic Share** | **$(0.20)** | **$0.25** | **$(0.45)** |
| Special Items | $0.75 | $0.25 | $0.50 |
| **Operating (Non-GAAP) Earnings Per Share** | **$0.55** | **$0.50** | **$0.05** |

## Quarterly Reconciliation

| **EPS Variance Analysis**<br>*(in millions, except per share amounts)* | Regulated Distribution | Regulated Transmission | Corporate / Other | FirstEnergy Corp. Consolidated |
|---|---|---|---|---|
| **4Q 2018 Net Income (Loss) attributable to Common Stockholders (GAAP)** | **$127** | **$95** | **$(94)** | **$128** |
| **4Q 2018 Basic Earnings (Loss) Per Share (avg. shares outstanding 512M)** | **$0.24** | **$0.19** | **$(0.18)** | **$0.25** |
| **Special Items - 2018** | | | | |
| Impact of full dilution | (0.01) | (0.01) | 0.02 | — |
| Mark-to-market adjustments - Pension/OPEB actuarial assumptions | 0.15 | — | 0.04 | 0.19 |
| Regulatory charges | 0.01 | — | — | 0.01 |
| Tax reform | 0.02 | — | — | 0.02 |
| Debt redemption costs | 0.01 | — | — | 0.01 |
| Exit of competitive generation | 0.06 | — | (0.04) | 0.02 |
| Total Special Items - 4Q 2018 | 0.24 | (0.01) | 0.02 | 0.25 |
| **4Q 2018 Operating Earnings (Loss) Per Share - Non-GAAP (538M fully diluted shares)** | **$0.48** | **$0.18** | **$(0.16)** | **$0.50** |
| Distribution Deliveries | 0.01 | — | — | 0.01 |
| Absence of Ohio DMR | (0.06) | — | — | (0.06) |
| Transmission Margin | — | 0.02 | — | 0.02 |
| Net Operating and Miscellaneous Expenses | 0.04 | 0.01 | 0.02 | 0.07 |
| Net Financing Costs | — | (0.01) | — | (0.01) |
| Effective Tax Rate | 0.01 | 0.01 | — | 0.02 |
| **4Q 2019 Operating Earnings (Loss) Per Share - Non-GAAP (540M fully diluted shares)** | **$0.48** | **$0.21** | **$(0.14)** | **$0.55** |
| **Special Items - 2019** | | | | |
| Mark-to-market adjustments - Pension/OPEB actuarial assumptions | (0.40) | — | (0.48) | (0.88) |
| Regulatory charges | 0.15 | — | — | 0.15 |
| Exit of competitive generation | (0.01) | — | (0.01) | (0.02) |
| Total Special Items - 4Q 2019 | (0.26) | — | (0.49) | (0.75) |
| **4Q 2019 Basic Earnings (Loss) Per Share (avg. shares outstanding 540M)** | **$0.22** | **$0.21** | **$(0.63)** | **$(0.20)** |
| **4Q 2019 Net Income (Loss) attributable to Common Stockholders (GAAP)** | **$119** | **$114** | **$(344)** | **$(111)** |

Per share amounts for the special items and earnings drivers above and throughout this report are based on the after-tax effect of each item divided by the number of shares outstanding for the period assuming full impact of dilution from the $2.5 billion equity issuance in January 2018. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount if deductible/taxable. The income tax rates range from 21% to 29% in the fourth quarter of 2019 and 2018.

Note: Refer to slide 2 for information on Non-GAAP Financial Matters.

11 February 7, 2020

FIRSTENERGY

## Year-to-Date Summary

| | 2019 | 2018 | Change |
|---|---|---|---|
| **GAAP Earnings Per Basic Share** | **$1.70** | **$1.99** | **$(0.29)** |
| Special Items | $0.88 | $0.60 | $0.28 |
| **Operating (Non-GAAP) Earnings Per Share** | **$2.58** | **$2.59** | **$(0.01)** |

## Year-to-Date Reconciliation

**EPS Variance Analysis**
*(in millions, except per share amounts)*

| | Regulated Distribution | Regulated Transmission | Corporate / Other | FirstEnergy Corp. Consolidated |
|---|---|---|---|---|
| **2018 Net Income attributable to Common Stockholders (GAAP)** | **$1,242** | **$397** | **$(658)** | **$981** |
| **2018 Basic Earnings (Loss) Per Share (avg. shares outstanding 492M)** | **$2.53** | **$0.81** | **$(1.35)** | **$1.99** |
| **Special Items - 2018** | | | | |
| Impact of full dilution | (0.22) | (0.07) | 0.81 | 0.52 |
| Mark-to-market adjustments - Pension/OPEB actuarial assumptions | 0.15 | — | 0.04 | 0.19 |
| Regulatory charges | (0.20) | — | — | (0.20) |
| Tax reform | 0.04 | — | — | 0.04 |
| Debt redemption costs | 0.01 | — | 0.21 | 0.22 |
| Exit of competitive generation | 0.10 | — | (0.27) | (0.17) |
| Total Special Items - 2018 | (0.12) | (0.07) | 0.79 | 0.60 |
| **2018 Operating Earnings (Loss) Per Share - Non-GAAP (538M fully diluted shares)** | **$2.41** | **$0.74** | **$(0.56)** | **$2.59** |
| Distribution Deliveries | (0.06) | — | — | (0.06) |
| Absence of Ohio DMR (2nd Half 2019) | (0.13) | — | — | (0.13) |
| Transmission Margin | — | 0.08 | — | 0.08 |
| Net Operating and Miscellaneous Expenses | 0.03 | 0.01 | 0.08 | 0.12 |
| Absence of Ohio AER Ruling | (0.03) | — | — | (0.03) |
| Depreciation | (0.05) | — | — | (0.05) |
| Net Financing Costs | 0.04 | (0.03) | (0.03) | (0.02) |
| Absence of Pleasants Commodity Margin | — | — | (0.03) | (0.03) |
| Effective Tax Rate | 0.05 | 0.03 | 0.03 | 0.11 |
| **2019 Operating Earnings (Loss) Per Share - Non-GAAP (539M fully diluted shares)** | **$2.26** | **$0.83** | **$(0.51)** | **$2.58** |
| **Special Items - 2019** | | | | |
| Impact of full dilution | 0.02 | 0.01 | (0.02) | 0.01 |
| Mark-to-market adjustments - Pension/OPEB actuarial assumptions | (0.40) | — | (0.49) | (0.89) |
| Regulatory charges | 0.16 | — | — | 0.16 |
| Exit of competitive generation | (0.03) | — | (0.13) | (0.16) |
| Total Special Items - 2019 | (0.25) | 0.01 | (0.64) | (0.88) |
| **2019 Basic Earnings (Loss) Per Share (avg. shares outstanding 535M)** | **$2.01** | **$0.84** | **$(1.15)** | **$1.70** |
| **2019 Net Income (Loss) attributable to Common Stockholders (GAAP)** | **$1,076** | **$447** | **$(615)** | **$908** |

Per share amounts for the special items and earnings drivers above and throughout this report are based on the after-tax effect of each item divided by the number of shares outstanding for the period assuming full impact of dilution from the $2.5 billion equity issuance in January 2018. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount if deductible/taxable. The income tax rates range from 21% to 29% in year-to-date 2019 and 2018.

Note: Refer to slide 2 for information on Non-GAAP Financial Matters.

12 February 7, 2020

FIRSTENERGY

Earnings Drivers: 4Q 2019 vs. 4Q 2018 Regulated Distribution (RD) ▪ Distribution Deliveries: Total distribution deliveries increased earnings $0.01 per share due to incremental rider revenues in Ohio and Pennsylvania, partially offset by lower weather-related usage. Q-o-Q Weather-Adjusted Distribution Deliveries Q-o-Q Actual Distribution Deliveries 0.1% (3.1)% (4.3)% (2.4)% (3.2)% (1.8)% (3.5)% (2.4)% Residential Commercial Industrial Total Residential Commercial Industrial Total ▪ Absence of Ohio DMR: Absence of earnings contribution from the Ohio Distribution Modernization Rider (DMR) decreased earnings $0.06 per share. ▪ Net Operating and Miscellaneous Expenses: Lower expenses increased earnings $0.04 per share. ▪ Effective Tax Rate: Lower segment effective tax rate increased earnings $0.01 per share. ▪ Special Items: In the fourth quarter of 2019 and 2018, special items totaled $0.26 per share and $0.24 per share, respectively. Regulated Transmission (RT) ▪ Transmission Margin: Higher transmission margin increased earnings $0.02 per share, primarily due to higher rate base at Mid-Atlantic Interstate Transmission, LLC (MAIT) and American Transmission Systems, Incorporated (ATSI). ▪ Net Operating and Miscellaneous Expenses: Lower operating expenses at the stated rate companies increased earnings $0.01 per share. ▪ Net Financing Costs: Higher long-term debt decreased earnings $0.01 per share. ▪ Effective Tax Rate: Lower segment effective tax rate increased earnings $0.01 per share. ▪ Special Items: In the fourth quarter of 2019 and 2018, special items were $0.00 per share and ($0.01) per share, respectively. Corporate / Other (Corp) ▪ Net Operating and Miscellaneous Expenses: Lower expenses increased results $0.02 per share. ▪ Special Items: In the fourth quarter of 2019 and 2018, special items totaled $0.49 per share and $0.02 per share, respectively. 13 February 7, 2020

Special Items Descriptions ▪ Mark-to-market adjustments - Pension/OPEB actuarial assumptions: Primarily reflects the change in fair value of plan assets and net actuarial gains and losses associated with the company's pension and other postemployment benefit plans. ▪ Regulatory charges: Primarily reflects the impact of regulatory agreements or orders requiring certain commitments and/or disallowing the recoverability of costs, net of related credits. ▪ Tax reform: Primarily reflects charges and credits resulting from the Tax Cuts and Jobs Act. ▪ Debt redemption costs: Primarily reflects costs associated with the redemption and early retirement of debt and amendments to revolving credit facilities. ▪ Exit of competitive generation: Primarily reflects charges or credits resulting from the exit of competitive operations and impairments of certain non-core assets, including the impact of deconsolidating FES, its subsidiaries and FENOC, following their voluntary petitions for bankruptcy protection on March 31, 2018. ▪ Impact of full dilution: Represents the dilutive impact of increasing weighted average shares outstanding to reflect the full impact of share dilution from the $2.5 billion equity issuance in January 2018, including preferred dividends and conversion of preferred stock to common shares. ▪ In the Corp segment, this includes the addback of preferred share dividends and undistributed earnings to preferred Stockholders of $4 million and $71 million for the years ended 2019 and 2018, respectively, and non-cash deemed dividends for the amortization of the beneficial conversion feature of $296 million in 2018. These amounts are considered a deduction to arrive at Net Income attributable to Common Stockholders under GAAP, and are added back to the calculation of Operating (Non-GAAP) earnings given the assumption that all preferred stock is converted. Note: Special items represent charges incurred or benefits realized, including share dilution, that management believes are not indicative of, or may obscure trends useful in evaluating the company’s ongoing core activities and results of operations or otherwise warrant separate classification. Special items are not necessarily non-recurring. 14 February 7, 2020

## 4th Quarter 2019

| | (in millions, except for per share amounts) | GAAP | | | | Special Items | | | | Operating (Non-GAAP) | | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| | | RD | RT | Corp | FE | RD | RT | Corp | FE | RD | RT | Corp | FE |
| (1) | Electric sales | $2,238 | $ 420 | $ (32) | $ 2,626 | $ — | $ — | $ — | $ — | $2,238 | $ 420 | $ (32) | $ 2,626 |
| (2) | Other | 59 | 3 | (15) | 47 | — | — | — | — | 59 | 3 | (15) | 47 |
| (3) | Total Revenues | 2,297 | 423 | (47) | 2,673 | — | — | — | — | 2,297 | 423 | (47) | 2,673 |
| (4) | Fuel | 115 | — | — | 115 | — | — | — | — | 115 | — | — | 115 |
| (5) | Purchased power | 733 | — | 4 | 737 | — | — | — | — | 733 | — | 4 | 737 |
| (6) | Other operating expenses | 720 | 67 | 22 | 809 | 12 (a) | — | (76) (c) | (64) | 732 | 67 | (54) | 745 |
| (7) | Provision for depreciation | 219 | 73 | 18 | 310 | — | — | — | — | 219 | 73 | 18 | 310 |
| (8) | Amortization (deferral) of regulatory assets, net | (168) | 4 | — | (164) | 95 (a) | — | — | 95 | (73) | 4 | — | (69) |
| (9) | General taxes | 188 | 53 | 10 | 251 | — | — | — | — | 188 | 53 | 10 | 251 |
| (10) | Total Operating Expenses | 1,807 | 197 | 54 | 2,058 | 107 | — | (76) | 31 | 1,914 | 197 | (22) | 2,089 |
| (11) | Operating Income (Loss) | 490 | 226 | (101) | 615 | (107) | — | 76 | (31) | 383 | 226 | (25) | 584 |
| (12) | Miscellaneous income, net | 46 | 3 | 3 | 52 | 2 (c) | — | 20 (c) | 22 | 48 | 3 | 23 | 74 |
| (13) | Pension and OPEB mark-to-market adjustment | (290) | (47) | (337) | (674) | 290 (b) | — | 337 (b) | 627 | — | (47) | — | (47) |
| (14) | Interest expense | (125) | (50) | (85) | (260) | — | — | — | — | (125) | (50) | (85) | (260) |
| (15) | Capitalized financing costs | 10 | 8 | — | 18 | — | — | — | — | 10 | 8 | — | 18 |
| (16) | Total Other Expense | (359) | (86) | (419) | (864) | 292 | — | 357 | 649 | (67) | (86) | (62) | (215) |
| (17) | Income (Loss) Before Income Taxes (Benefits) | 131 | 140 | (520) | (249) | 185 | — | 433 | 618 | 316 | 140 | (87) | 369 |
| (18) | Income taxes (benefits) | 12 | 26 | (106) | (68) | 46 (a)-(c) | — | 97 (b) (c) | 143 | 58 | 26 | (9) | 75 |
| (19) | Income (Loss) From Continuing Operations | 119 | 114 | (414) | (181) | 139 | — | 336 | 475 | 258 | 114 | (78) | 294 |
| (20) | Discontinued operations, net of tax | — | — | 70 | 70 | — | — | (70) (b) (c) | (70) | — | — | — | — |
| (21) | Net Income (Loss) | 119 | 114 | (344) | (111) | 139 | — | 266 | 405 | 258 | 114 | (78) | 294 |
| (22) | Income Allocated to Preferred Stockholders | — | — | — | — | — | — | — | — | — | — | — | — |
| (23) | Net Income (Loss) Attributable to Common | $ 119 | $ 114 | $ (344) | $ (111) | $ 139 | $ — | $ 266 | $ 405 | $ 258 | $ 114 | $ (78) | $ 294 |
| (24) | Average Shares Outstanding | | 540 | | | | 540 | | | | 540 | | |
| (25) | Earnings (Loss) per Share | $ 0.22 | $ 0.21 | $ (0.63) | $ (0.20) | $0.26 | $ — | $ 0.49 | $0.75 | $ 0.48 | $ 0.21 | $ (0.14) | $ 0.55 |

| **Special Items (after-tax impact):** | RD | RT | Corp | FE |
|---|---|---|---|---|
| (a) Regulatory charges | $ (83) | $ — | $ — | $ (83) |
| (b) Mark-to-market - Pension/OPEB | 216 | — | 262 | 478 |
| (c) Exit of competitive generation | 6 | — | 4 | 10 |
| Impact to Earnings | $ 139 | $ — | $ 266 | $ 405 |

15 February 7, 2020

FIRSTENERGY

# 4th Quarter 2018

| | (in millions, except for per share amounts) | GAAP | | | | Special Items | | | | Operating (Non-GAAP) | | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| | | RD | RT | Corp | FE | RD | RT | Corp | FE | RD | RT | Corp | FE |
| (1) | Electric sales | $ 2,354 | $ 339 | $ (29) | $ 2,664 | $ — | $ — | $ — | $ — | $ 2,354 | $ 339 | $ (29) | $ 2,664 |
| (2) | Other | 55 | 4 | (13) | 46 | — | — | — | — | 55 | 4 | (13) | 46 |
| (3) | Total Revenues | 2,409 | 343 | (42) | 2,710 | — | — | — | — | 2,409 | 343 | (42) | 2,710 |
| (4) | Fuel | 134 | — | — | 134 | — | — | — | — | 134 | — | — | 134 |
| (5) | Purchased power | 712 | — | 4 | 716 | — | — | — | — | 712 | — | 4 | 716 |
| (6) | Other operating expenses | 757 | 71 | (58) | 770 | (11) (a) (c) | — | (13) (c) | (24) | 746 | 71 | (71) | 746 |
| (7) | Provision for depreciation | 214 | 65 | 14 | 293 | — | — | — | — | 214 | 65 | 14 | 293 |
| (8) | Amortization of regulatory assets, net | 31 | 7 | — | 38 | (3) (a) | — | — | (3) | 28 | 7 | — | 35 |
| (9) | General taxes | 184 | 48 | 15 | 247 | — | — | — | — | 184 | 48 | 15 | 247 |
| (10) | Total Operating Expenses | 2,032 | 191 | (25) | 2,198 | (14) | — | (13) | (27) | 2,018 | 191 | (38) | 2,171 |
| (11) | Operating Income (Loss) | 377 | 152 | (17) | 512 | 14 | — | 13 | 27 | 391 | 152 | (4) | 539 |
| (12) | Miscellaneous income, net | 46 | 3 | (8) | 41 | 4 (c) | — | (4) (c) | — | 50 | 3 | (12) | 41 |
| (13) | Pension and OPEB mark-to-market adjustment | (109) | (8) | (27) | (144) | 109 (b) | — | 27 (b) | 136 | — | (8) | — | (8) |
| (14) | Interest expense | (130) | (43) | (85) | (258) | 4 (d) | — | — | 4 | (126) | (43) | (85) | (254) |
| (15) | Capitalized financing costs | 8 | 9 | 1 | 18 | — | — | — | — | 8 | 9 | 1 | 18 |
| (16) | Total Other Expense | (185) | (39) | (119) | (343) | 117 | — | 23 | 140 | (68) | (39) | (96) | (203) |
| (17) | Income (Loss) Before Income Taxes (Benefits) | 192 | 113 | (136) | 169 | 131 | — | 36 | 167 | 323 | 113 | (100) | 336 |
| (18) | Income taxes (benefits) | 65 | 18 | (48) | 35 | 5 (a)-(e) | — | 15 (b) (c) | 20 | 70 | 18 | (33) | 55 |
| (19) | Income (Loss) From Continuing Operations | 127 | 95 | (88) | 134 | 126 | — | 21 | 147 | 253 | 95 | (67) | 281 |
| (20) | Discontinued operations, net of tax | — | — | 4 | 4 | — | — | (16) (b) (c) | (16) | — | — | (12) | (12) |
| (21) | Net Income (Loss) | 127 | 95 | (84) | 138 | 126 | — | 5 | 131 | 253 | 95 | (79) | 269 |
| (22) | Income Allocated to Preferred Stockholders | — | — | 10 | 10 | — | — | (10) (f) | (10) | — | — | — | — |
| (23) | Net Income (Loss) Attributable to Common | $ 127 | $ 95 | $ (94) | $ 128 | $ 126 | $ — | $ 15 | $ 141 | $ 253 | $ 95 | $ (79) | $ 269 |
| (24) | Average Shares Outstanding | 512 | | | | 538 | | | | 538 | | | |
| (25) | Earnings (Loss) per Share | $ 0.24 | $ 0.19 | $ (0.18) | $ 0.25 | $ 0.24 | $ (0.01) | $ 0.02 | $ 0.25 | $ 0.48 | $ 0.18 | $ (0.16) | $ 0.50 |

**Special Items (after-tax impact):**

| | RD | RT | Corp | FE |
|---|---|---|---|---|
| (a) Regulatory charges | $ 4 | $ — | $ — | $ 4 |
| (b) Mark-to-market adjustments - Pension/OPEB | 81 | — | 22 | 103 |
| (c) Exit of competitive generation | 29 | — | (17) | 12 |
| (d) Debt redemption costs | 3 | — | — | 3 |
| (e) Tax reform | 9 | — | — | 9 |
| (f) Impact of full dilution | — | — | 10 | 10 |
| Impact to Earnings | $ 126 | $ — | $ 15 | $ 141 |

16 February 7, 2020 FIRSTENERGY

## 4th Quarter 2019 vs 4th Quarter 2018

| | (in millions, except for per share amounts) | GAAP | | | | Special Items | | | | Operating (Non-GAAP) | | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| | | RD | RT | Corp | FE | RD | RT | Corp | FE | RD | RT | Corp | FE |
| (1) | Electric sales | $ (116) | $ 81 | $ (3) | $ (38) | $ — | $ — | $ — | $ — | $ (116) | $ 81 | $ (3) | $ (38) |
| (2) | Other | 4 | (1) | (2) | 1 | — | — | — | — | 4 | (1) | (2) | 1 |
| (3) | Total Revenues | (112) | 80 | (5) | (37) | — | — | — | — | (112) | 80 | (5) | (37) |
| (4) | Fuel | (19) | — | — | (19) | — | — | — | — | (19) | — | — | (19) |
| (5) | Purchased power | 21 | — | — | 21 | — | — | — | — | 21 | — | — | 21 |
| (6) | Other operating expenses | (37) | (4) | 80 | 39 | 23 | — | (63) | (40) | (14) | (4) | 17 | (1) |
| (7) | Provision for depreciation | 5 | 8 | 4 | 17 | — | — | — | — | 5 | 8 | 4 | 17 |
| (8) | Amortization of regulatory assets, net | (199) | (3) | — | (202) | 98 | — | — | 98 | (101) | (3) | — | (104) |
| (9) | General taxes | 4 | 5 | (5) | 4 | — | — | — | — | 4 | 5 | (5) | 4 |
| (10) | Total Operating Expenses | (225) | 6 | 79 | (140) | 121 | — | (63) | 58 | (104) | 6 | 16 | (82) |
| (11) | Operating Income (Loss) | 113 | 74 | (84) | 103 | (121) | — | 63 | (58) | (8) | 74 | (21) | 45 |
| (12) | Miscellaneous income, net | — | — | 11 | 11 | (2) | — | 24 | 22 | (2) | — | 35 | 33 |
| (13) | Pension and OPEB mark-to-market | (181) | (39) | (310) | (530) | 181 | — | 310 | 491 | — | (39) | — | (39) |
| (14) | Interest expense | 5 | (7) | — | (2) | (4) | — | — | (4) | 1 | (7) | — | (6) |
| (15) | Capitalized financing costs | 2 | (1) | (1) | — | — | — | — | — | 2 | (1) | (1) | — |
| (16) | Total Other Expense | (174) | (47) | (300) | (521) | 175 | — | 334 | 509 | 1 | (47) | 34 | (12) |
| (17) | Income (Loss) Before Income Taxes | (61) | 27 | (384) | (418) | 54 | — | 397 | 451 | (7) | 27 | 13 | 33 |
| (18) | Income taxes (benefits) | (53) | 8 | (58) | (103) | 41 | — | 82 | 123 | (12) | 8 | 24 | 20 |
| (19) | Income (Loss) From Continuing Operations | (8) | 19 | (326) | (315) | 13 | — | 315 | 328 | 5 | 19 | (11) | 13 |
| (20) | Discontinued operations, net of tax | — | — | 66 | 66 | — | — | (54) | (54) | — | — | 12 | 12 |
| (21) | Net Income (Loss) | (8) | 19 | (260) | (249) | 13 | — | 261 | 274 | 5 | 19 | 1 | 25 |
| (22) | Income Allocated to Preferred Stockholders | — | — | (10) | (10) | — | — | 10 | 10 | — | — | — | — |
| (23) | Net Income (Loss) Attributable to Common | $ (8) | $ 19 | $ (250) | $ (239) | $ 13 | $ — | $ 251 | $ 264 | $ 5 | $ 19 | $ 1 | $ 25 |
| (24) | Average Shares Outstanding | 28 | | | | 2 | | | | 2 | | | |
| (25) | Earnings (Loss) per Share | $ (0.02) | $ 0.02 | $ (0.45) | $ (0.45) | $ 0.02 | $ 0.01 | $ 0.47 | $ 0.50 | $ — | $ 0.03 | $ 0.02 | $ 0.05 |

17 February 7, 2020

FIRSTENERGY

# YTD December 2019

| | (in millions, except for per share amounts) | GAAP | | | | Special Items | | | | Operating (Non-GAAP) | | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| | | RD | RT | Corp | FE | RD | RT | Corp | FE | RD | RT | Corp | FE |
| (1) | Electric sales | $ 9,452 | $ 1,510 | $ (128) | $10,834 | $ — | $ — | $ — | $ — | $ 9,452 | $ 1,510 | $ (128) | $ 10,834 |
| (2) | Other | 246 | 16 | (61) | 201 | — | — | — | — | 246 | 16 | (61) | 201 |
| (3) | Total Revenues | 9,698 | 1,526 | (189) | 11,035 | — | — | — | — | 9,698 | 1,526 | (189) | 11,035 |
| (4) | Fuel | 497 | — | — | 497 | — | — | — | — | 497 | — | — | 497 |
| (5) | Purchased power | 2,910 | — | 17 | 2,927 | — | — | — | — | 2,910 | — | 17 | 2,927 |
| (6) | Other operating expenses | 2,836 | 272 | (156) | 2,952 | (4) [a][c] | — | (79) [c] | (83) | 2,832 | 272 | (235) | 2,869 |
| (7) | Provision for depreciation | 863 | 284 | 73 | 1,220 | — | — | — | — | 863 | 284 | 73 | 1,220 |
| (8) | Amortization (deferral) of regulatory assets, net | (89) | 10 | — | (79) | 104 [a] | — | — | 104 | 15 | 10 | — | 25 |
| (9) | General taxes | 760 | 209 | 39 | 1,008 | — | — | (2) [c] | (2) | 760 | 209 | 37 | 1,006 |
| (10) | Total Operating Expenses | 7,777 | 775 | (27) | 8,525 | 100 | — | (81) | 19 | 7,877 | 775 | (108) | 8,544 |
| (11) | Operating Income (Loss) | 1,921 | 751 | (162) | 2,510 | (100) | — | 81 | (19) | 1,821 | 751 | (81) | 2,491 |
| (12) | Miscellaneous income, net | 174 | 15 | 54 | 243 | 4 [c] | — | 22 [c] | 26 | 178 | 15 | 76 | 269 |
| (13) | Pension and OPEB mark-to-market adjustment | (290) | (47) | (337) | (674) | 290 [b] | — | 337 [b] | 627 | — | (47) | — | (47) |
| (14) | Interest expense | (495) | (192) | (346) | (1,033) | — | — | — | — | (495) | (192) | (346) | (1,033) |
| (15) | Capitalized financing costs | 37 | 33 | 1 | 71 | — | — | — | — | 37 | 33 | 1 | 71 |
| (16) | Total Other Expense | (574) | (191) | (628) | (1,393) | 294 | — | 359 | 653 | (280) | (191) | (269) | (740) |
| (17) | Income (Loss) Before Income Taxes (Benefits) | 1,347 | 560 | (790) | 1,117 | 194 | — | 440 | 634 | 1,541 | 560 | (350) | 1,751 |
| (18) | Income taxes (benefits) | 271 | 113 | (171) | 213 | 48 [a]-[c] | — | 98 [b][c] | 146 | 319 | 113 | (73) | 359 |
| (19) | Income (Loss) From Continuing Operations | 1,076 | 447 | (619) | 904 | 146 | — | 342 | 488 | 1,222 | 447 | (277) | 1,392 |
| (20) | Discontinued operations, net of tax | — | — | 8 | 8 | — | — | (8) [b][c] | (8) | — | — | — | — |
| (21) | Net Income (Loss) | 1,076 | 447 | (611) | 912 | 146 | — | 334 | 480 | 1,222 | 447 | (277) | 1,392 |
| (22) | Income Allocated to Preferred Stockholders | — | — | 4 | 4 | — | — | (4) [d] | (4) | — | — | — | — |
| (23) | Net Income (Loss) Attributable to Common | $ 1,076 | $ 447 | $ (615) | $ 908 | $ 146 | $ — | $ 338 | $ 484 | $ 1,222 | $ 447 | $ (277) | $ 1,392 |
| (24) | Average Shares Outstanding | 535 | | | | 539 | | | | 539 | | | |
| (25) | Earnings (Loss) per Share | $ 2.01 | $ 0.84 | $ (1.15) | $ 1.70 | $ 0.25 | $ (0.01) | $ 0.64 | $ 0.88 | $ 2.26 | $ 0.83 | $ (0.51) | $ 2.58 |

**Special Items (after-tax impact):**

| | RD | RT | Corp | FE |
|---|---|---|---|---|
| (a) Regulatory charges | $ (89) | $ — | $ — | $ (89) |
| (b) Mark-to-market - Pension/OPEB | 216 | — | 262 | 478 |
| (c) Exit of competitive generation | 19 | — | 72 | 91 |
| (d) Impact of full dilution | — | — | 4 | 4 |
| Impact to Earnings | $ 146 | $ — | $ 338 | $ 484 |

18 February 7, 2020

FIRSTENERGY

# YTD December 2018

| | (in millions, except for per share amounts) | GAAP RD | GAAP RT | GAAP Corp | GAAP FE | Special Items RD | Special Items RT | Special Items Corp | Special Items FE | Operating (Non-GAAP) RD | Operating (Non-GAAP) RT | Operating (Non-GAAP) Corp | Operating (Non-GAAP) FE |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| (1) | Electric sales | $ 9,851 | $ 1,335 | $ (136) | $11,050 | $ — | $ — | $ — | $ — | $ 9,851 | $ 1,335 | $ (136) | $ 11,050 |
| (2) | Other | 252 | 18 | (59) | 211 | — | — | — | — | 252 | 18 | (59) | 211 |
| (3) | Total Revenues | 10,103 | 1,353 | (195) | 11,261 | — | — | — | — | 10,103 | 1,353 | (195) | 11,261 |
| (4) | Fuel | 538 | — | — | 538 | — | — | — | — | 538 | — | — | 538 |
| (5) | Purchased power | 3,103 | — | 6 | 3,109 | — | — | — | — | 3,103 | — | 6 | 3,109 |
| (6) | Other operating expenses | 2,984 | 253 | (104) | 3,133 | 67 (a)(c) | — | (178) (c) | (111) | 3,051 | 253 | (282) | 3,022 |
| (7) | Provision for depreciation | 812 | 252 | 72 | 1,136 | — | — | — | — | 812 | 252 | 72 | 1,136 |
| (8) | Amortization (deferral) of regulatory assets, net | (163) | 13 | — | (150) | 49 (a) | — | — | 49 | (114) | 13 | — | (101) |
| (9) | General taxes | 760 | 192 | 41 | 993 | — | — | — | — | 760 | 192 | 41 | 993 |
| (10) | Total Operating Expenses | 8,034 | 710 | 15 | 8,759 | 116 | — | (178) | (62) | 8,150 | 710 | (163) | 8,697 |
| (11) | Operating Income (Loss) | 2,069 | 643 | (210) | 2,502 | (116) | — | 178 | 62 | 1,953 | 643 | (32) | 2,564 |
| (12) | Miscellaneous income (loss), net | 192 | 14 | (1) | 205 | 24 (a)(c) | — | (28) (c) | (4) | 216 | 14 | (29) | 201 |
| (13) | Pension and OPEB mark-to-market adjustment | (109) | (8) | (27) | (144) | 109 (b) | — | 27 (b) | 136 | — | (8) | — | (8) |
| (14) | Interest expense | (514) | (167) | (435) | (1,116) | 4 (d) | — | 106 (d) | 110 | (510) | (167) | (329) | (1,006) |
| (15) | Capitalized financing costs | 26 | 37 | 2 | 65 | — | — | — | — | 26 | 37 | 2 | 65 |
| (16) | Total Other Expense | (405) | (124) | (461) | (990) | 137 | — | 105 | 242 | (268) | (124) | (356) | (748) |
| (17) | Income (Loss) Before Income Taxes (Benefits) | 1,664 | 519 | (671) | 1,512 | 21 | — | 283 | 304 | 1,685 | 519 | (388) | 1,816 |
| (18) | Income taxes (benefits) | 422 | 122 | (54) | 490 | (30) (a)-(e) | — | (72) (b)-(e) | (102) | 392 | 122 | (126) | 388 |
| (19) | Income (Loss) From Continuing Operations | 1,242 | 397 | (617) | 1,022 | 51 | — | 355 | 406 | 1,293 | 397 | (262) | 1,428 |
| (20) | Discontinued operations, net of tax | — | — | 326 | 326 | — | — | (363) (b)-(d) | (363) | — | — | (37) | (37) |
| (21) | Net Income (Loss) | 1,242 | 397 | (291) | 1,348 | 51 | — | (8) | 43 | 1,293 | 397 | (299) | 1,391 |
| (22) | Income Allocated to Preferred Stockholders | — | — | 367 | 367 | — | — | (367) (f) | (367) | — | — | — | — |
| (23) | Net Income (Loss) Attributable to Common | $ 1,242 | $ 397 | $ (658) | $ 981 | $ 51 | $ — | $ 359 | $ 410 | $ 1,293 | $ 397 | $ (299) | $ 1,391 |
| (24) | Average Shares Outstanding | 492 | | | | 538 | | | | 538 | | | |
| (25) | Earnings (Loss) per Share | $ 2.53 | $ 0.81 | $ (1.35) | $ 1.99 | $ (0.12) | $ (0.07) | $ 0.79 | $ 0.60 | $ 2.41 | $ 0.74 | $ (0.56) | $ 2.59 |

| Special Items (after-tax impact): | RD | RT | Corp | FE |
|---|---|---|---|---|
| (a) Regulatory charges | $ (108) | $ — | $ — | $ (108) |
| (b) Mark-to-market adjustments - Pension/OPEB | 81 | — | 22 | 103 |
| (c) Exit of competitive generation | 54 | — | (143) | (89) |
| (d) Debt redemption costs | 3 | — | 112 | 115 |
| (e) Tax reform | 21 | — | 1 | 22 |
| (f) Impact of full dilution | — | — | 367 | 367 |
| Impact to Earnings | $ 51 | $ — | $ 359 | $ 410 |

19 February 7, 2020

FIRSTENERGY

## YTD December 2019 vs YTD December 2018

| | (in millions, except for per share amounts) | GAAP | | | | Special Items | | | | Operating (Non-GAAP) | | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| | | RD | RT | Corp | FE | RD | RT | Corp | FE | RD | RT | Corp | FE |
| (1) | Electric sales | $ (399) | $ 175 | $ 8 | $ (216) | $ — | $ — | $ — | $ — | $ (399) | $ 175 | $ 8 | $ (216) |
| (2) | Other | (6) | (2) | (2) | (10) | — | — | — | — | (6) | (2) | (2) | (10) |
| (3) | Total Revenues | (405) | 173 | 6 | (226) | — | — | — | — | (405) | 173 | 6 | (226) |
| (4) | Fuel | (41) | — | — | (41) | — | — | — | — | (41) | — | — | (41) |
| (5) | Purchased power | (193) | — | 11 | (182) | — | — | — | — | (193) | — | 11 | (182) |
| (6) | Other operating expenses | (148) | 19 | (52) | (181) | (71) | — | 99 | 28 | (219) | 19 | 47 | (153) |
| (7) | Provision for depreciation | 51 | 32 | 1 | 84 | — | — | — | — | 51 | 32 | 1 | 84 |
| (8) | Amortization of regulatory assets, net | 74 | (3) | — | 71 | 55 | — | — | 55 | 129 | (3) | — | 126 |
| (9) | General taxes | — | 17 | (2) | 15 | — | — | (2) | (2) | — | 17 | (4) | 13 |
| (10) | Total Operating Expenses | (257) | 65 | (42) | (234) | (16) | — | 97 | 81 | (273) | 65 | 55 | (153) |
| (11) | Operating Income (Loss) | (148) | 108 | 48 | 8 | 16 | — | (97) | (81) | (132) | 108 | (49) | (73) |
| (12) | Miscellaneous income, net | (18) | 1 | 55 | 38 | (20) | — | 50 | 30 | (38) | 1 | 105 | 68 |
| (13) | Pension and OPEB mark-to-market | (181) | (39) | (310) | (530) | 181 | — | 310 | 491 | — | (39) | — | (39) |
| (14) | Interest expense | 19 | (25) | 89 | 83 | (4) | — | (106) | (110) | 15 | (25) | (17) | (27) |
| (15) | Capitalized financing costs | 11 | (4) | (1) | 6 | — | — | — | — | 11 | (4) | (1) | 6 |
| (16) | Total Other Expense | (169) | (67) | (167) | (403) | 157 | — | 254 | 411 | (12) | (67) | 87 | 8 |
| (17) | Income (Loss) Before Income Taxes | (317) | 41 | (119) | (395) | 173 | — | 157 | 330 | (144) | 41 | 38 | (65) |
| (18) | Income taxes (benefits) | (151) | (9) | (117) | (277) | 78 | — | 170 | 248 | (73) | (9) | 53 | (29) |
| (19) | Income (Loss) From Continuing Operations | (166) | 50 | (2) | (118) | 95 | — | (13) | 82 | (71) | 50 | (15) | (36) |
| (20) | Discontinued operations, net of tax | — | — | (318) | (318) | — | — | 355 | 355 | — | — | 37 | 37 |
| (21) | Net Income (Loss) | (166) | 50 | (320) | (436) | 95 | — | 342 | 437 | (71) | 50 | 22 | 1 |
| (22) | Income Allocated to Preferred Stockholders | — | — | (363) | (363) | — | — | 363 | 363 | — | — | — | — |
| (23) | Net Income (Loss) Attributable to Common | $ (166) | $ 50 | $ 43 | $ (73) | $ 95 | $ — | $ (21) | $ 74 | $ (71) | $ 50 | $ 22 | $ 1 |
| (24) | Average Shares Outstanding | | 43 | | | | 1 | | | | 1 | | |
| (25) | Earnings (Loss) per Share | $ (0.52) | $ 0.03 | $ 0.20 | $ (0.29) | $ 0.37 | $ 0.06 | $ (0.15) | $ 0.28 | $ (0.15) | $ 0.09 | $ 0.05 | $ (0.01) |

20 February 7, 2020

FIRSTENERGY

## 2020F GAAP to Operating (Non-GAAP) Earnings[1] Reconciliation

| | 2020 Forecast | | | | Q1 of 2020 |
|---|---|---|---|---|---|
| (In $M, except per share amounts) | RD | RT | Corp | FE | FE |
| 2020F Net Income (Loss) - GAAP | $890 - $1,230 | $460 - $485 | ($450 - $305) | $900 - $1,410 | ($75) - $380 |
| 2020F Earnings (Loss) Per Share | $1.64 - $2.27 | $0.85 - $0.89 | ($0.83) - ($0.56) | $1.66 - $2.60 | ($0.14) - $0.70 |
| Excluding Special Items: | | | | | |
| Mark-to-market adjustments - Pension/OPEB actuarial assumptions [2] | 0.49 - 0.00 | — | 0.25 - 0.00 | 0.74 - 0.00 | 0.74 - 0.00 |
| Total Special Items | $0.49 - $0.00 | $— | $0.25 - $0.00 | $0.74 - $0.00 | $0.74 - $0.00 |
| 2020F Operating Earnings (Loss) Per Share - Non-GAAP (542M shares) | $2.13 - $2.27 | $0.85 - $0.89 | ($0.58) - ($0.56) | $2.40 - $2.60 | $0.60 - $0.70 |

[1] Operating earnings exclude special items as described in the reconciliation table above and is a non-GAAP financial measure.

[2] Upon the FES Debtors emergence from bankruptcy, FirstEnergy would perform a remeasurement of the pension and OPEB plans. Assuming an emergence in the first quarter of 2020, FirstEnergy anticipates an after-tax, non-cash, mark-to-market loss to be up to $400M assuming a discount rate of ~3.10% to 3.35% and a return on the pension and OPEB plans' assets based on actual investment performance through January 31, 2020.

Per share amounts for the special items above are based on the after-tax effect of each item divided by the number of shares outstanding for the period (542M shares). The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount if deductible/taxable. The income tax rates range from 21% to 29%. 2020F Earnings (Loss) Per Share and 2020F Operating Earnings (Loss) Per Share - Non-GAAP are based on 542M shares.

21 February 7, 2020 FIRSTENERGY

Forward-Looking Statements Forward-Looking Statements: This presentation includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on information currently available to management. Unless the context requires otherwise, as used herein, references to “we”, “us”, “our”, and “FirstEnergy” refer to FirstEnergy Corp. Forward-looking statements are subject to certain risks and uncertainties and readers are cautioned not to place undue reliance on these forward-looking statements. These statements include declarations regarding management’s intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “forecast,” “target,” “will,” “intend,” “believe,” “project,” “estimate,” “plan” and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the ability to successfully execute an exit from commodity-based generation, including, without limitation, mitigating exposure for remedial activities associated with formerly owned generation assets; the ability to accomplish or realize anticipated benefits from strategic and financial goals, including, but not limited to, our strategy to operate and grow as a fully regulated business, to execute our transmission and distribution investment plans, to continue to reduce costs and to improve our credit metrics, strengthen our balance sheet and grow earnings; legislative and regulatory developments including, but not limited to, matters related to rates, compliance and enforcement activity; economic and weather conditions affecting future operating results, such as significant weather events and other natural disasters, and associated regulatory events or actions; changes in assumptions regarding economic conditions within our territories, the reliability of our transmission and distribution system, or the availability of capital or other resources supporting identified transmission and distribution investment opportunities; changes in customers’ demand for power, including, but not limited to, the impact of climate change or energy efficiency and peak demand reduction mandates; changes in national and regional economic conditions affecting us and/or our major industrial and commercial customers or others with which we do business; the risks associated with cyber-attacks and other disruptions to our information technology system, which may compromise our operations, and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information; the ability to comply with applicable reliability standards and energy efficiency and peak demand reduction mandates; changes to environmental laws and regulations, including, but not limited to, those related to climate change; changing market conditions affecting the measurement of certain liabilities and the value of assets held in our pension trusts and other trust funds, or causing us to make contributions sooner, or in amounts that are larger, than currently anticipated; the risks associated with the Chapter 11 bankruptcy proceedings involving FirstEnergy Solutions Corp. (FES), its subsidiaries, and FirstEnergy Nuclear Operating company (FENOC) (FES Bankruptcy) that could adversely affect us, our liquidity or results of operations, including, without limitation, that conditions to the FES Bankruptcy settlement agreement may not be met or that the FES Bankruptcy settlement agreement may not be otherwise consummated, and if so, the potential for litigation and payment demands against us by FES or FENOC or their creditors; the risks associated with the decommissioning of our retired and former nuclear facilities; the risks and uncertainties associated with litigation, arbitration, mediation and like proceedings; labor disruptions by our unionized workforce; changes to significant accounting policies; any changes in tax laws or regulations, , or adverse tax audit results or rulings; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us, including the increasing number of financial institutions evaluating the impact of climate change on their investment decisions; actions that may be taken by credit rating agencies that could negatively affect either our access to or terms of financing or our financial condition and liquidity; and the risks and other factors discussed from time to time in FirstEnergy’s Securities and Exchange Commission (SEC) filings. Dividends declared from time to time on FirstEnergy’s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy’s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. These forward- looking statements are also qualified by, and should be read together with, the risk factors included in FirstEnergy’s filings with the SEC, including but not limited to the most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy’s business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward- looking statements. FirstEnergy expressly disclaims any obligation to update or revise, except as required by law, any forward-looking statements contained herein as a result of new information, future events or otherwise. 22 February 7, 2020